Exhibit 99.1

NEWS RELEASE
19

CONTACTS
Media	Investor Relations
Angie Blackwell – 585-678-7141	Patty Yahn-Urlaub – 585-678-7483
Eric Thomas – 585-678-7466	Bob Czudak – 585-678-7170
Constellation Completes Sale of
Australian and U.K. Business
VICTOR, N.Y., Jan. 31, 2011 – Constellation Brands, Inc. (NYSE: STZ), the world’s leading premium wine company, announced today that it has completed the sale of its Australian and U.K. business to CHAMP Private Equity of Sydney, Australia. The transaction is valued at approximately A$290 million. Constellation retained an approximate 20 percent interest in the business and received cash proceeds of about $230 million, subject to closing adjustments.
Constellation expects that net proceeds will be used to reduce borrowings. Any after-tax gain or loss recognized in connection with this transaction will be excluded from the company’s comparable basis diluted earnings per share. The impact of this transaction is expected to be neutral to ongoing reported basis and comparable basis diluted EPS for fiscal 2011 and neutral to slightly dilutive for fiscal 2012.
The company also announced that effective March 1, Jay Wright, president of Constellation Wines North America, will assume responsibility for Constellation New Zealand in addition to leading Constellation Wines U.S. and Vincor Canada, Constellation’s Canadian operations.
About Constellation Brands
Constellation Brands is the world’s leading premium wine company that achieves success through an unmatched knowledge of wine consumers, storied brands that suit varied lives and tastes, and talented employees worldwide. With a broad portfolio of widely admired premium products across the wine, beer and spirits categories, Constellation’s brand portfolio includes Robert Mondavi, Clos du Bois, Blackstone, Arbor Mist, Estancia, Ravenswood, Jackson Triggs, Kim Crawford, Corona Extra, Black Velvet Canadian Whisky and SVEDKA Vodka.

Constellation Brands (NYSE: STZ and STZ.B) is an S&P 500 Index and Fortune 1000® company with more than 100 brands in our portfolio, sales in about 125 countries and operations in approximately 30 facilities. The company believes that industry leadership involves a commitment to our brands, to the trade, to the land, to investors and to different people around the world who turn to our products when celebrating big moments or enjoying quiet ones. We express this commitment through our vision: to elevate life with every glass raised. To learn more about Constellation, visit the company’s web site at www.cbrands.com.
Forward-Looking Statements
This news release contains forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, as well as information concerning expected actions of third parties. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Constellation’s control, which could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. Although Constellation believes the expectations reflected in the forward-looking statements are reasonable, Constellation can give no assurance that such expectations will prove to be correct.
The forward looking statements are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments or financing that may be completed after the date of this release. The forward looking statements should not be construed in any manner as a guarantee that such results will in fact occur. For additional information about risks and uncertainties that could affect Constellation’s forward-looking statements, please refer to Constellation’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 28, 2010. The factors discussed in these reports could cause actual future performance to differ from current expectations.
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